EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Integrated Healthcare Holdings, Inc.
Santa Ana, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Integrated Healthcare Holdings, Inc. filed on February 2, 2007 (File No. 333-140417) of our report dated June 23, 2011, relating to the consolidated financial statements and schedule of Integrated Healthcare Holdings, Inc., which appears in the Company’s Annual Report on Form 10-K for the year ended March 31, 2011.

/s/ BDO USA, LLP
Costa Mesa, California
June 23, 2011